UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August  26, 2011

TROPICANA LAS VEGAS HOTEL AND CASINO, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

000-53894 (Commission File Number)	27-0455607 (I.R.S. Employer Identification No.)

3801 Las Vegas Boulevard South, Las Vegas, Nevada (Address of Principal Executive Offices)	89109 (Zip Code)

(702) 739-2722

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 26, 2011, Tropicana Las Vegas Hotel and Casino, Inc. (the “Company”) entered into the Second Amendment to Loan Agreement and Limited Duration Waiver (the “Second Amendment”) (amending the Loan Agreement dated as of March 17, 2010) by and among the Company, as borrower, The Foothill Group, Inc., as a lender, and Wells Fargo Bank, National Association, as the administrative agent for the lenders.  Among other things, the Second Amendment (i) provides a temporary waiver by the lenders of an existing default; and (ii) provides an additional thirty (30) days for the Company to provide its baseline financial projections to the administrative agent and lenders.

The foregoing description of the Second Amendment is qualified in its entirety by reference to the Second Amendment attached as Exhibit 10 to this Current Report on Form 8-K, which exhibit is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(a)          Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibits:

Exhibit No.	Description
10

Second Amendment to Loan Agreement and Limited Duration Waiver dated as of August 26, 2011 (amending the Loan Agreement dated as of March 17, 2010) by and among Tropicana Las Vegas, Inc., as the Borrower, The Foothill Group, Inc., as a Lender, and Wells Fargo Bank, National Association, as the Administrative Agent for the Lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tropicana Las Vegas Hotel and Casino, Inc.

Date: August 29, 2011	By:	/s/ Joanne M. Beckett
		Name:	Joanne M. Beckett
		Title:	Vice President, General Counsel and
Corporate Secretary